UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-12

EMERSON ELECTRIC CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMERSON ELECTRIC CO. 8000 WEST FLORISSANT AVENUE P.O. BOX 4100 ST. LOUIS, MO 63136-8506	Your Vote Counts! EMERSON ELECTRIC CO. 2024 Annual Meeting Vote by February 5, 2024 11:59 PM ET. For shares held in a Plan, vote by February 1, 2024 11:59 PM ET.

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You invested in EMERSON ELECTRIC CO. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on February 6, 2024. Only shareholders of record at the close of business on November 28, 2023 will be entitled to vote at the meeting.

Get informed before you vote

View the Notice, Proxy Statement, Form of proxy and our Annual Report to Shareholders, including our Annual Report on Form 10-K, for the fiscal year ended September 30, 2023 online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 23, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call
1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting and the related proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). Please follow the instructions on the reverse side to vote these important matters. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items		Board Recommends
1.	ELECTION OF DIRECTORS FOR TERMS ENDING IN 2027
Nominees:

1a.	Mark A. Blinn	For

1b.	Leticia Gonçalves Lourenco	For

1c.	James M. McKelvey	For

1d.	James S. Turley	For

2.	Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	For

3.	Approval of the Amendment to Emerson Electric Co. Restated Articles of Incorporation to Declassify the Company’s Board of Directors.	For

4.	Approval of Emerson Electric Co.’s 2024 Equity Incentive Plan.	For

5.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	For

6.	Shareholder Proposal to Implement a Simple Majority Vote Requirement in the Company’s Governing Documents.	Against

To act upon such further business as may properly come before the meeting, or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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